Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this presentation about PSC, Persistence and the merger may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected benefits and timing of the merger. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: an unexpected increase in costs related to the merger, unexpected delays involved in the closing of the merger, Persistence's or PSC's inability to satisfy the conditions to closing of the merger, failure of Persistence's stockholders to approve the merger, the risk that Persistence's business and technology will not be integrated successfully, the receipt and shipment of new orders for the combined company, the timely release of enhancements to the combined company's products, the growth rates of certain market segments, the positioning of the combined company's products in those market segments, market acceptance of the application service provider distribution model, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the combined company's ability to penetrate international markets and manage its international operations. PSC and Persistence undertake no obligation to update information contained in this presentation unless required by law. For further information regarding risks and uncertainties associated with PSC and Persistence and information concerning the merger, please refer to PSC's and Persistence's filings with the Securities and Exchange Commission, including PSC's and Persistence's annual reports on Form 10-K for the fiscal year ending 2003 and subsequently filed reports.

Simplify your business

ObjectStore

Persistence Company Meeting September 27, 2004

Peter Sliwkowski
President, ObjectStore
Progress Software Corporation

San Mateo, California
26 Sept 2004

Goals

- Begin to get to know one another and start building relationships…
- Explain who Progress Software (PSC) and ObjectStore are, and our approach of the Persistence partnership...
- Address any important questions or key issues…

Simplify your business

Key Messages for Persistence Employees

- Persistence will be integral part of the ObjectStore business and Progress Software
- The Progress Advantage…
  - Financially stable
  - Long term focused
  - Worldwide infrastructure
  - Leverage synergies with other operating units
- EdgeXtend will be the basis of strategic direction for caching strategy
- Accelerate capabilities of EdgeXtend through alignment of resources, selective investment and integration of ObjectStore technologies

Let's cover some of your primary concerns…

- Most of Persistence employees will be part of the ObjectStore division. Exact details of organizational models, reporting structure and compensation will be part of the upcoming Integration Planning.
- Your service date will carry over into Progress and will be used for all benefits that require a service eligibility.
    - Stock Purchase Plan
    - 401K
    - Progress' vacation policy
- Progress will honor the Persistence FY04 Bonus Program based on meeting specific revenue targets

Benefit Transition

- We plan to move Persistence employees onto Progress' benefit programs, however it will be done over time
- As soon as possible after the close, you will be eligible to participate in our:
  - 401(k) Plan which does provide a discretionary annual company match; our FY03 match was 104% up to a deferral rate of 6% for the first $200,000 of an employee's compensation
  - Employee Stock Purchase Plan where you can purchase PRGS stock at a 15% discount with a 27 month look back provision

What can you expect next?

- On going integration planning and communications
- A welcome letter confirming your individual position information
- There will be benefits orientation sessions prior to close for
  - San Mateo
  - San Diego
  - Field Employees
  - International Employees
- Log onto www.progress.com to learn more about us

Questions?

- Will be available today to answer any specific questions you may have – may not have an answer, but will be sure to get back to you as soon as possible
- Can contact either:
  - Joe Andrews, Vice President of Human Resources at jandrews@progress.com
  - Lori Knowlton, Director of Human Resources at lknowlto@progress.com
  - Cindy Swech, Director of Compensation, Benefits, HRIS at cswech@progress.com

Progress Software Corporation

Founded 1981

- 1991 Public Nasdaq, always profitable
- Comprised of five operating units
- Over 1500 employees
- 55-60% international business


Progress OpenEdge
sonic SOFTWARE
DataDirect TECHNOLOGIES
PEERDIRECT
ObjectStore
A Division of Progress Software

Simplify your business

Progress Software Corporation



Joseph W. Alsop
CEO and Co-Founder



Dave Ireland
President
Progress OpenEdge



Rick Reidy
President
DataDirect



Greg O'Connor
President
Sonic Software



Peter Sliwkowski
President
ObjectStore



Jim Freedman
Senior VP, and General Counsel



Bud Robertson
Senior VP, Finance and Administration and CFO



Jeff Stamen
Senior VP, Corporate Development and Strategy



Joe Andrews
VP, Human Resources

Simplify your business

ObjectStore

Progress Software Corporation Mission

Development, Deployment, Integration and Management for Business Applications



"To deliver superior software products and services that empower our partners and customers to dramatically improve their development, deployment, integration and management of quality applications worldwide."

Progress Software Corporation Market Presence

Application Development, Deployment, Integration & Management Products …

… at over 60,000 organizations

… and over 3 million users

… in over 120 countries

…including over 80% of the Fortune 100

… with over 2000 Application Partners

… offering over 5000 applications

… deployed at over 100,000 sites

Consistent Growth and Profitability*

QTR Y/Y % Increase (Decrease)	Q3 2003		Q4 2003		Q1 2004		Q2 2004		Q3 2004	
	Total Rev.	Net Income	Total Rev.	Net Income	Total Rev.	Net Income	Total Rev.	Net Income	Total Rev.	Net Income
Progress	13%	39%	14%	33%	20%	59%	17%	31%	15%	25%
Microsoft	11%	26%	6%	8%	19%	19%	17%	33%	15%	21%
Oracle	2%	28%	8%	15%	9%	11%	9%	15%	7%	16%
SAP	(8%)	25%	(3%)	26%	(3%)	(2%)	2%	15%	9%	8%
BEA	8%	17%	8%	15%	12%	15%	11%	18%	7%	10%
IBM	10%	11%	9%	5%	9%	35%	11%	16%	7%	15%
Sybase	(6%)	(10%)	(5%)	8%	0%	34%	1%	13%	2%	(25%)
Siebel	(18%)	(67%)	(10%)	24%	(7%)	(20%)	(1%)	585%	19%	106%
RSA	12%	250%	9%	144%	16%	388%	17%	270%	19%	147%
Iona	(38%)	48%	(34%)	82%	(24%)	**++	(1%)	**++	(7%)	Loss
Veritas	13%	38%	23%	114%	26%	96%	24%	49%	19%	18%

* Pro-forma net income

** Net loss to net income profit

Progress Software Corporation

Total Revenue



$Millions
Q1
Q2
Q3
Q4
$100
$0
$64
$72
$86
$68
$78
$91
$69
$78
$89
$72
$82
FY02 FY03 FY04 FY02 FY03 FY04 FY02 FY03 FY04 FY02 FY03 FY04

Growth: 6%	11%	20%	2%	15%	17%	3%	13%	15%	3%	14%	

Progress Portfolio of Companies

Progress OpenEdge — 2000 Application Partners with 5000 applications

Leader in Embedded Database

Sonic Software — Leader with Enterprise Service Bus in Standards-Based Integration

DataDirect Technologies — Leader in Data Connectivity

PeerDirect — Pioneer in Database and Application Replication

ObjectStore (A Division of Progress Software) — Leader in Real Time Data Management

Progress OpenEdge Division

Develop, Deploy, Integrate, & Manage

We simplify the job of creating the world's best business applications.

OpenEdge™: Simple, Integrated, Open


Applications
Application Framework
Client
Business
Analytical
Security
t Tools
XML
HTML
JMS
WML
Java
JMS
SSL
J2EE
HTTP
SQL
SOAP
ODBC
JDBC

"With OpenEdge, Progress has assembled the key pieces of a comprehensive platform for building e-business applications…"

Steve Hendrick, VP, IDC
June 2001

OpenEdge™: Providing Value

Development	Simplify the development of sophisticated business applications
Deployment	Empower users with flexible, cost-effective, platform independent solutions
Integration	Make it easy to collaborate by providing industry-standard integration
Management	Optimize the performance, administration, and availability of critical information assets.

Industry Expertise on Progress OpenEdge Technology

Over 2,000 application partners worldwide

MAPICS
NxTrend Technology, Inc.
ePropertyTax
epicor Software Corporation
SOLICITEC
QAD
ROYAL 4 SYSTEMS
Foresight Software
PREMIUM SYSTEMS
DATASUL
WESTWIND SYSTEMS
Orchard information systems
AMI HEALTHCARE SYSTEMS GROUP
print Cafe
OpenAccounts™ Adding value to Finance
Fiserv
Wilke•Thornton
GRAMPIAN SOFTWARE Integrated Solutions in Software
hogatex® way to success
JENARK Business Systems, Inc.
PRO ALPHA
SKYWARD
TDS
CUTSEY
IRMS Warehouse Management System
McCAMISH SYSTEMS

Simplify your business

ObjectStore

Progress Portfolio of Companies

Progress OpenEdge

2000 Application Partners
with 5000 applications

Leader in Embedded Database

Sonic Software

Leader with Enterprise Service Bus
in Standards-Based Integration

DataDirect Technologies

Leader in Data Connectivity

PeerDirect

Pioneer in Database and
Application Replication

ObjectStore — A Division of Progress Software

Leader in Real Time Data Management

Company Mission

TO DRAMATICALLY CHANGE
THE ECONOMICS OF INTEGRATION

so companies can pervasively, yet incrementally, interconnect enterprise applications through standards-based infrastructure.

Sonic Software

World's Fastest-Growing Integration Company

***Recognized*:**	Enterprise messaging (#1 JMS product)
	Integration middleware
	Major Standards Contributor/Influencer
***Established*:**	500 Customers
	30+ OEM/ISV partnerships
	Extensive SI Partner Support
	Distribution in 65 countries
	24x7 world-wide support
Product History	Released SonicMQ® December 1999
	World's first complete JMS implementation
	Market leader in standards-based messaging
	Released Sonic ESB* March 2002
	World's 1st Enterprise Service Bus (ESB)
	Acquired eXcelon Corp. assets December 2002
	World's 1st XML database
	XML IDEs
	Released Business Integration Suite September 2003
	Worlds first Integration Suite built on an ESB

COMPUTERWORLD INNOVATIVE TECHNOLOGY AWARDS 2003

JDJ World Class Award

WSJ Readers' Choice Award

Java Writer's Choice

sonic SOFTWARE

Sonic Business Integration Suite



INTEGRATION WORKBENCH
ORCHESTRATION SERVER
XML SERVER
ADAPTERS
ENTERPRISE SERVICE BUS (ESB)
INTELLIGENT ROUTING
DISTRIBUTED SERVICES ARCHITECTURE
SUPPORT FOR WEB SERVICES
FLEXIBLE SECURITY INFRASTRUCTURE
XML TRANSFORMATION SERVICE
ENTERPRISE-CLASS COMMUNICATIONS BACKBONE
MANAGEMENT FRAMEWORK

SonicESB - Enterprise Service Bus

Reliably Connect and Coordinate Interaction of Services

- Reliable, secure communications backbone
- Distributed deployment architecture
- XML as native data type for document exchange
- Intelligent routing (content- and rule-based)
- XML transformation
- Web Services, JCA, and app server support
- Unified management and monitoring


Adapter
Order Entry
Finance
CRM
Adapter
ERP
Adapter
SCM
Integration Broker
CRM
Adapter
SCM
Tracking Service
Enterprise
Partner

sonic SOFTWARE

SonicMQ® Success Across All Industries

Bank of America

Fidelity Investments

State Street

JPMorganChase

axfood

SBC

vodafone

E*TRADE

E.LECLERC

Sprint PCS

DATEK

citigroup

NORTHROP GRUMMAN

cingular WIRELESS

Duke Energy

JUNIPER

KASUMI

BAE SYSTEMS

Swiss Re

SOUTHERN COMPANY

BearingPoint

Pfizer

hp invent

TELEKURS

Deutsche Bank

Lucent Technologies Bell Labs Innovations

Prudential Financial

software AG

HOLLYWOOD VIDEO

COMMERCE ONE.

IT SOFTWARE

OnStar

CREDIT SUISSE FIRST BOSTON

OTTO

Global eXchange Services

NATIONAL SECURITY AGENCY UNITED STATES OF AMERICA

sonic SOFTWARE

Progress Portfolio of Companies

Progress OpenEdge

2000 Application Partners
with 5000 applications

Leader in Embedded Database

sonic SOFTWARE

Leader with Enterprise Service Bus
in Standards-Based Integration

DataDirect TECHNOLOGIES

Leader in Data Connectivity

PEERDIRECT™

Pioneer in Database and
Application Replication

ObjectStore® A Division of Progress Software

Leader in Real Time Data Management



When **developers** need the **best experience connecting** their **software to data ...**

- All about **connecting software to data**
- **#1 provider** of drivers for data connectivity
- Industry **thought leader** on standards
- Largest collection of **connectivity experts**

DataDirect TECHNOLOGIES

DataDirect Products


Applications
Architecture and Languages
Application Mediation
Data Connectivity Components
Data Sources
ISV Applications
Corporate IT Applications
Client Server
Web Services
•J2EE
•.NET
•C++

- *Superior products*
- *Award-winning 24x7 customer service*
- *Standards body influence*
- *Exclusive access to database vendor technology*
- *Proprietary test suites provide strong barriers*

DataDirect TECHNOLOGIES

DataDirect Customers

Selected ISV Customers

IBM | Microsoft | Hyperion | Software AG | Progress Software | Sybase | Compuware Corp
Vignette | TIBCO | Hewlett Packard | webMethods | MicroStrategy | EMC² | Oracle
Ascential Software | macromedia | Sun Microsystems | Informatica | Verity | bmc software
Siebel | ca Computer Associates | SPSS | network associates | SeeBeyond | Vitria

Selected Direct Channel Customers

Capital One | SallieMae | AG Edwards | TVA | AVON | citi | Save the Children
Fidelity Investments | Politie Police | Ameritrade Holding Corporation | Credit Suisse | First Boston | Bank One | Northern Trust | Siemens
Subaru | The Home Depot | Merrill Lynch | Morgan Stanley | Huttig | DaimlerChrysler | JPMorganChase
Northwestern Mutual | Reuters | Travelocity | Progressive
Mizuho

DataDirect
TECHNOLOGIES

Progress Portfolio of Companies

Progress OpenEdge

2000 Application Partners
with 5000 applications

Leader in Embedded Database

sonic SOFTWARE

Leader with Enterprise Service Bus
in Standards-Based Integration

DataDirect TECHNOLOGIES

Leader in Data Connectivity

PEERDIRECT

Pioneer in Database and
Application Replication

ObjectStore A Division of Progress Software

Leader in Real Time Data Management

Simplify your business

www.progress.com

Managing
Great Business Applications

Mission Statement

PeerDirect enables applications and databases to be fully functional in remote offices and in the hands of mobile users even when not connected to the network.

PEERDIRECT™

Distributing Applications & Data

Centralized Application & Data

Mobile Users & Remote Offices



Internet

- *Replication Copies for Scalability & High Availability*
- *Data & Business Logic Managed Centrally and Deployed Locally*
- *Connectivity used to Synchronize Data & Applications*
- *Persistent Connectivity is NOT required*
- *Data Available Locally for Uninterrupted or Mobile Access*
- *Changes Replicated and Synchronized Automatically*
- *Local Business Application Centrally Managed*

Progress Portfolio of Companies

Progress OpenEdge	2000 Application Partners with 5000 applications Leader in Embedded Database
sonic SOFTWARE	Leader with Enterprise Service Bus in Standards-Based Integration
DataDirect TECHNOLOGIES	Leader in Data Connectivity
PEERDIRECT	Pioneer in Database and Application Replication
ObjectStore A Division of Progress Software	Leader in Real Time Data Management

Who is ObjectStore?

ObjectStore
A Division of Progress Software

ObjectStore provides real-time data services products that allow businesses to make decisions while they still matter…

"Real World. Real Time."

What are Real-time Data Services (RTDS)?

Real-Time Data Services (RTDS) are a new class of data management infrastructure designed to meet the needs of today's modern service oriented architectures (SOA). Businesses today need visibility into current business conditions and it must be accurate and up-to-the-moment. RTDS combines in-memory responsiveness and "just add more" scalability with enterprise class transactional capabilities.

Real-time Data Services provide...

- New real time access to existing data assets via transactional data caching
- High performance data capture, filtering and storage of high velocity data streams
- In-line analytics to reduce the latency of business decisions
- Proactive notifications to ensure "just in time" processing

ObjectStore Team


President
Peter Sliwkowski
Finance
Donna Baracka
Group Coordinator
Jennifer Carrier
Human Resources
Lori Knowlton
Worldwide Field Operations
Allan Stewart
Marketing
Mark Palmer
Products
Ken Rugg
Technology
Gus Bjorklund
Technical Support
Ed Callahan
Business Operations
Ellen Daniels
NA Operations
Keith Hill
Product Management
Paul Antosh
Architect
Rick Tompkins
EMEA
Carl Davies
ObjectStore/
ObjectCache Development
Peter Dittman
Japan
Osaka Minoru
Complex Event Processing
David Swan & Louis Lovas

Simplify your business

ObjectStore Customers

Object Database	Real Time Data Caching	Event Processing Systems
NTT	amazon.com.	Delta delta.com
MERCK	ANA	DABAC
intel.	orange	conEdison
BT	AT&T	NORTHROP GRUMMAN
NORTEL	MISYS	Fidelity Investments
		Shell
		Telstra

Simplify your business

www.progress.com

ObjectStore.

ObjectStore Product Lines

Type	Description	Products
Object Database	The industry's leading database for high-performance complex data and object data management for Java and C++	ObjectStore ObjectStore PSE Pro
Data Caching	Transactional data caching to repurpose, increase the performance of, and scale existing corporate databases.	ObjectCache
Real-time Data Services for Complex Event Processing	High performance data services for event driven systems, including event storage and reference data caching. Includes versions for RFID and financial trading.	ObjectStore Event Engine ObjectStore RFID Accelerator ObjectStore Trading Accelerator

The ObjectStore Platform
Data Caching, OODBMS, and Data Services for CEP



Inspector
ATK
ObjectCache
Inspector
ATK
ObjectStore
PSE Pro
ObjectStore RFID Accelerator
ObjectStore Trading Accelerator
ObjectStore Event Engine
Logging
Recoverability
ACID
Distribution
Management
Cache Forward Architecture & Virtual Memory Mapping

Virtual Memory Management Architecture (VMMA)

Real-time Performance



Design
Forecasting
Tolerance
Requirement
Logistics
Cost
Application
ObjectStore


Changes in one cache propagated to the other
Memory mapped cache
Cache deletions propagated to other caches
CFA moves cached data forward to the client
Memory mapped cache
ObjectCache Server
Referential integrity maintained automatically
Memory mapped cache
Application/Web Servers
Clients
Cache-Forward™ Architecture

ObjectStore

Proven technology solution for developing ***reliable, high-performance data management and caching support*** for your applications.

- Flexible Programming Model: VMMA lets data flow seamlessly between memory and database;
- Distributed Transactional Caching: CFA maintains data in-memory across all instances, guaranteeing data consistency;
- Enterprise Database Services: including clustering, online backup, replication, high availability and more.

Cisco Element Management Framework

- Requirements
  - Manage highly complex Network Models
  - Extreme Performance and Scalability
- Results
  - 5.12 Million Objects supported
  - 1.67 Million physical devices polled every 15 minutes
  - 9.98 Million MIB attributes polled every 15 minutes
  - Enables delivery of new network management architectures in months rather than years

Cisco Systems
Empowering the Internet Generation

V3.0



ObjectCache

Caching technology that provides predictable scalability with transactional consistency.

- Reduces network traffic
  - Application components have local access to data
- All instances of application see transactionally consistent views
- Improved recoverability
- Predictable scalability lets you forecast cost
- Supports mixed operating systems and application server deployments

ObjectCache with Data Set Synchronization


Caching
Synchronization
&
O/R Mapping
Clients
Middle-tier
Enterprise
Applications

amazon.com Fast Propagation Architecture



Amazon.com
ObjectCache
Inventory Backend
Cache
Cache
Cache
Cache
50,000 Merchants
20 million page views an hour

Customer's View

ObjectStore Performs

"… At Amazon.com our mission is to deliver the optimal customer experience at a minimum cost. Our ObjectStore-based distributed price and inventory system allows updates to Marketplace seller inventory and prices to appear on the Amazon.com website with very low latency …"

Paul Kotas
Vice President
amazon.com.

ObjectStore Event Engine

Real Time Event Engine provides high-performance data management for Complex Event Processing

- High Speed Event Collection
  - 50,000 events a second, with ACID properties
- Modular, Pipelined Architecture for Scalability
  - Provides massive scalability
  - Systems assembled, not programmed
- VMMA Queries for Event Correlation
  - In-memory access to event data model
  - Business logic at in-memory speed

What is Complex Event Processing?



BUS
Files
Database
Collect
VIOLATION
Correlate
Propagate
BUS
Database
BAM
Straight through

Complex Event Processing at Work


2 seconds
750,000 stocks in real time
5,000 - 50,000 events a second
3 terabytes
Intraday query pipeline
Intraday query pipeline
Intraday query pipeline
Mathematics based program trading
SOA
SOA
SOA
SOA
Trading Desk
Trading Desk
Trading Desk
Trading Desk
Trading Desk
Program Trading
Risk analysis
Pre-execution trading strategy
Compliance
Back office
Reference Data Caching

Overview of Persistence Strategy...

ObjectStore®
A Division of Progress Software

But first let me provide a context for the ObjectStore business planning…

ObjectStore

A Division of Progress Software

Simplify your business

www.progress.com

Multi-year Approach to the Business

- 2003 – Integrate and Stabilize
- 2004 – Build Momentum for Growth
- 2005 – Scale the Business
- 2006 – Solidify Leadership Position in "Real-time Data Services"

2004 is all about Momentum

"Build momentum by accumulating small successes."

2004 Goals for ObjectStore

- Aggressively pursue new business
  - Reclaim leadership in High Performance Data Management/OODBMS market
  - Hunter mentality in sales and marketing
  - Positioning of ObjectCache for new customers
- Continue to stabilize install base
  - Strong account management
  - A combination of marketing programs, product plans, and support offerings establish confidence and long-term commitment to ObjectStore
- Develop Product Strategy and Establish Thought Leadership in Real-time Data Services catalyzed by Event Processing and RFID

Keys to Achieving 2004 Goals

- Develop a multi-year business plan
- Continue to build ObjectStore Team
- Hunter Mentality in the Sales Forces
- Invest in Marketing
- Focus ObjectStore product agenda towards customer successes
- Aggressively innovate in the area of Real-time Data Services with Event Processing and RFID as the catalyst

2005 is all about Scaling the Business…

What do you mean by scaling?

"The ability of a organization to continue to function well when it (or its context) is changed in size or volume in order to meet the needs of the business."

Goals for 2005

- Continue to grow "organically" the ObjectStore business
- Accelerate product strategy and vision through acquisitions and strategic partnerships
- Scale the business operations of ObjectStore by leveraging both the services and channels of PSC and its operating companies

Why Persistence?

- Accelerates Shared Vision of Real-time Data Services
- ObjectCache and Persistence have complementary approaches to Real-time Data Services specifically in the area of Data Caching
- Strong reference customers for Data Services
- Additive profitable revenue to ObjectStore business
- Additional Talent for the team

Persistence Integration Strategy

1. ObjectStore Unit Organizes Around Three Product Lines
   - Object Database
   - Data Caching
   - Complex Event Processing
2. EdgeXtend Replaces ObjectCache
3. Integration of ObjectCache and EdgeXtend technologies

Organizational Approach

- Integrated Development, Field, Marketing and Customer Support to support all three product lines
- Approach is focused on keeping Persistence teams at current locations
- Chris Keene – LOB Exec for Data Services/Caching
- Vivek Singhal – Lead combined engineering efforts on Real-time Data Caching
- Derek Henninger– Lead Technical Services Organizations for both ObjectStore and Persistence

EdgeXtend replaces ObjectCache

- Field can begin selling immediately after the close
- Integration to follow
- Initial Success Not Conditional on Product Integration
  - Revenue Targets for FY2005 are based on current EdgeXtend
  - EdgeXtend Alone Is a Successful Caching Solution

Distributed Data Access Architecture


Real-Time Trading Applications
Application 1
Application 2
Application 3
Application 4
Application 5
Critical Data Spread Across 10 Platforms
Consequences:
Developer "Re-Invents" Custom Data Logic for Each App
Complex Tradeoffs Between Performance and Accuracy
Up to 50% of IT Budget Spent on Maintenance
Platform 6
Platform 7
Platform 8
Platform 9
Platform 10
Platform 1
Platform 2
Platform 3
Platform 4
Platform 5

Distributed Data Access Architecture
Persistence Brings...


citi
Real-Time Trading Applications
Cross platform language support
Application 5
C++ App
Java App
.NET App
Java App
.NET App
Cache
Cache
Cache
Cache
Cache
Cache Synchronization
Distributed Data Caching
High Productivity O/R Mapping Tools
O-R Mapping
Platform 6
Platform 7
Platform 8
Platform 9
Platform 10
Platform 1
Platform 2
Platform 3
Platform 4
Platform 5

Distributed Data Access Architecture

Persistence Brings... ObjectStore Brings...



citi
Real-Time Trading Applications
Cross platform language support
Virtual Memory Mapped Client Interfaces
Application 1
Application 2
Application 3
Application 4
Application 5
C++ App
Java App
.NET App
Java App
.NET App
Cache
Cache
Cache
Cache
Cache Synchronization
Recoverability through durable caching
Distributed Data Caching
Cache Storage
Cache Storage
Cache Storage
Data Source Synchronization
Advanced Transactional Coordination
High Productivity O/R Mapping Tools
O-R Mapping
Platform 6
Platform 7
Platform 8
Platform 9
Platform 10
Platform 1
Platform 2
Platform 3
Platform 4
Platform 5

Key Messages for Persistence Employees

- Persistence will be integral part of the ObjectStore business and Progress Software
- The Progress Advantage…
  - Financially stable
  - Long term focused
  - Worldwide infrastructure
  - Leverage synergies with other operating units
- EdgeXtend will be the basis of strategic direction for caching strategy
- Accelerate capabilities of EdgeXtend through alignment of resources, selective investment and integration of ObjectStore technologies

Are you ready to make a dent in the universe?

Questions?

